EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-180684-01 on Form S-3 of our report dated October 1, 2012, relating to the financial statements of Ferrellgas Partners Finance Corp., appearing in this Annual Report on Form 10-K of Ferrellgas Partners Finance Corp. for the year ended July 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
September 29, 2014